Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form F-3 of our report dated November 14, 2022 relating to the consolidated financial statements of Color Star Technology Co., Ltd. and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended June 30, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Singapore June 22, 2023